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                                 Exhibit 99.01


FOR RELEASE:   IMMEDIATE

CONTACT:       Timothy J. Rigas, Senior Vice President
               (814) 274-9830


ADELPHIA COMMUNICATIONS EXTENDS EXCHANGE OFFER TO APRIL 29, 1994
         Coudersport, PA - April 27, 1994


Adelphia Communications Corporation ("Adelphia") (NASDAQ-NMS: ADLAC) announced today that it has extended the Expiration Date of its Exchange Offer with respect to its $150,000,000 aggregate principal amount of 9-1/2% Senior Pay-In-Kind Notes Due 2004. The Expiration Date for the Exchange Offer has been extended to 5:00 p.m. New York City time on April 29, 1994, from the previous date of 5:00 p.m. New York City time on April 27, 1994. In the Exchange Offer, Adelphia is offering to exchange new 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B, which are registered under the Securities Act of 1933 for its outstanding 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A, which were privately placed to qualified institutional investors. Adelphia announced that the extension was due to the closure of financial markets today in memory of former President Nixon. To the best of Adelphia's information and belief, as of April 26, 1994, approximately 66% of the 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A, had been tendered for exchange. The Exchange Agent for the Exchange Offer is Bank of Montreal Trust Company, New York, New York.